UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 4, 2014

Plymouth Industrial REIT, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

333-173048	27-5466153
(Commission File Number)	(IRS Employer Identification No.)

260 Franklin Street, Suite 1900, Boston, Massachusetts	02110
(Address of Principal Executive Offices)	(Zip Code)

(617) 340-3814
(Registrant’s Telephone Number, Including Area Code)

Plymouth Opportunity REIT, Inc.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders held on June 3, 2014, there were 1,291,583 common shares entitled to be voted; 1,095,612 shares were voted in person or by proxy. The stockholders voted on the following matters at the Annual Meeting:

1.	Election for director nominees to hold office for a one-year term;
2.	Approval of the Plymouth Industrial REIT, Inc. and Plymouth Industrial OP LP 2014 Incentive Award Plan; and
3.	Ratification of the selection of Marcum LLP as the Company's independent registered public accounting firm for fiscal year 2014.

The results of the stockholder votes are set forth below:

Board of Directors

	Affirmative	Negative	Abstentions
Jeffrey E. Witherell	1,091,802	-0-	3,810
Pendleton P. White, Jr.	1,091,802	-0-	3,810
Philip S. Cottone	1,091,802	-0-	3,810
Richard J. DeAguzio	1,091,802	-0-	3,810
David G. Gaw	1,091,802	-0-	3,810

There were no broker non-votes with respect to the election of directors.

Incentive Award Plan

Affirmative	Negative	Abstentions
1,089,583	1,077	4,951

Independent Registered Public Accounting Firm

Affirmative	Negative	Abstentions
1,092,879	-0-	2,733

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 4, 2014

PLYMOUTH INDUSTRIAL REIT, INC.

By:        /s/ Jeffrey E. Witherell

Jeffrey E. Witherell

Chief Executive Officer